Exhibit 23.10

Revoluční 655/1
110 00 Prague 1
Telephone +420 277 779 211
Facsimile +420 222 521 173
info@wilsonscee.com
www.wilsonscee.com

Sky Solar Holdings, Ltd.

Suite 1604, 9 Queen’s Road

Central, Hong Kong Special

Administrative Region

People’s Republic of China

September 18, 2014

Ladies and Gentlemen,

We consent to the references to our firm under the heading “Enforceability of Civil Liabilities” in the prospectus included in Sky Solar Holdings, Ltd’s registration statement on Form F-1, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Yours faithfully,

/s/ Alan Španvirt
Alan Španvirt
Executive Director

Wilson & Partners s.r.o., advokátní kancelář, is registered in the Commercial Register maintained by the Municipal Court in Prague, Section C, Insert 203614, ID No. 27650081.